UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2005

ADVANCED MAGNETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction

of incorporation)

Commission File No. 0-14732	04-2742593 IRS Employer Identification No.)

61 Mooney Street Cambridge, Massachusetts (Address of Principal Executive Offices)	02138 (Zip Code)

(617) 497-2070
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 12, 2005, the Board of Directors of Advanced Magnetics, Inc., or the Company, authorized the Company to enter into a one-year consulting agreement with Dr. Brian J.G. Pereira, a director of the Company, to provide advice and consultation to the Company in the areas of business development, product marketing, medical affairs, DSMB and SAB recruitment, and such other areas as may be requested from time to time by the Company. The term of the consulting agreement may be extended for additional periods with the written consent of each party. Dr. Pereira’s compensation for such services shall be a grant of options to purchase 60,000 shares of the Company’s common stock at an exercise price of $10.80 per share.

The options will be exercisable with respect to 5,000 shares on the date of grant. At the beginning of each calendar month following the date of grant, beginning with August 1, 2005, 5,000 additional shares will vest, such that by June 1, 2006 all shares will be vested and fully exercisable.

The options shall be immediately exercisable in full upon a sale of the Company or a change in control.

Item 9.01. Financial Statements and Exhibits.

(c)             Exhibits.

10.1	Consulting Agreement dated as of July 12, 2005, between Advanced Magnetics, Inc. and Dr. Brian J.G. Pereira.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.

By: /s/ Jerome Goldstein

Name: Jerome Goldstein

Title: President

Date: July 13, 2005

EXHIBIT INDEX

10.1	Consulting Agreement dated as of July 12, 2005, between Advanced Magnetics, Inc. and Dr. Brian J.G. Pereira.